Exhibit 10.1

[LOGO]	Cherry Telecom Limited
Room 1302, Sino Favor Centre
No. 1 On Yip Street, Chaiwan, Hong Kong SAR
Phone: +852 21583621
E-mail: sales@cherry-telecom.com

18 August 2009

Monar International Inc.
1000 East William Street, Suite 204
Carson City, Nevada
89701
U.S.A.

ATTN:                 Robert Clarke, President

Re:                      Lease of office space at Suite 1302 Sino Favour Centre, 1 On Yip Street, Chaiwan

Dear Robert

Further to our discussions we are pleased to be able to offer Monar International Inc. office space in
Chaiwan. The general terms of this arrangement will be:

Term:                                      1 August, 2009 to 31 October, 2010
Rent:	HKD 500 per month (approximately USD 65), inclusive of utilities, management fee and government rates
Rent free period:                    1 August 2009 through 31 October 2010 (inclusive)
Description:	Approximately 8 to 10m2 of the office area of Unit 1302, 13th Floor, Sino Favour Centre, No.1 On Yip Street, Chaiwan, Hong Kong

We trust that you will find this arrangement satisfactory for your current needs.

Sincerely yours,

For and on behalf of
Cherry Telecom Limited

LIM PING WAI
Lim Ping Wai
Director